FORM 55-102F6
Notice - Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

INSIDER REPORT

(See instructions on the back of this report)

BOX 1.		NAME OF THE REPORTING ISSUER (BLOCK LETTERS)						BOX 3. NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)					BOX 4. JURISDICTION(S) WHERE THE ISSUER IS A REPORTING ISSUER OR THE EQUIVALENT

MICROMEM TECHNOLOGIES INC.								FAMILY NAME OR CORPORATE NAME
FUDA
								GIVEN NAMES					ALBERTA
								JOSEPH						ONTARIO
								NO.	STREET			APT	BRITISH COLUMBIA
BOX 2.		INSIDER DATA						777 BAY STREET			1910			QUEBEC
								CITY					MANITOBA
RELATIONSHIP(S) TO REPORTING ISSUERS				DATE OF LAST REPORT FILED	DD	MM	YY	TORONTO						SASKATCHEWAN
				OR	8	4	2004	PROV			POSTAL CODE		NEWFOUNDLAND
5	4							ON			M5G 2C8
					DD	MM	YY	BUSINESS TELEPHONE NUMBER		CHANGE IN NAME, NUMBER OR TELEPHONE NUMBER FROM LAST REPORT	Yes	No	NOVA SCOTIA
CHANGE IN RELATIONSHIP FROM LAST REPORT		YES	NO	IF INITIAL REPORT DATE YOU BECAME AN INSIDER				416-364-6513 EXT
BUSINESS FAX NUMBER
416-360-4034

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS A D E AND F ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)
		C
A	B	TRANSACTIONS								D	E	F

	BALANCE OF CLASS OF SECURITIES ON LAST REPORT									PRESENT BALANCE OF CLASS OF SECURITIES HELD	DIRECT /INDIRECT OWNDERSHIP / CONTROL OR DIRECTION	IDENTIFY THE REGISTERED HOLDER WHERE OWNERSHIP IS INDIRECT OR WHERE CONTROL OR DIRECTION IS EXERCISED
DESIGNATION OF CLASS OF SECURITIES			DATE			NUMBER/VALUE ACQUIRED	NUMBER/VALUE DISPOSED OF	UNIT PRICE /EXERCISE PRICE	$ US
					NATURE

		DD	MM	YY

COMMON SHARES	765,000									765,000	1
COMMON SHARES	60,235	19	04	04	10		5,000	0.315	X	55,235	2	JOESY FUDA
COMMON SHARES	55,235	19	04	04	10		5,000	0.29	X	50,235	2	JOESY FUDA
COMMON SHARES	50,235	19	04	04	10		10,000	0.30	X	40,235	2	JOESY FUDA
COMMON SHARES	40,235	20	04	04	10		40,235	0.30	X	0	2	JOESY FUDA

BOX 6. REMARKS

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.			The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

CORRESPONDENCE	ENGLISH	FRENCH
BOX 7. SIGNATURE
KEEP A COPY FOR YOUR FILE
			NAME (BLOCK LETTERS)	SIGNATURE	DD	MM	YY
			JOESPH FUDA "SIGNED"	DATE OF THIS REPORT	26	04	04
BCSC 55-102F6 Rev. 2002 / 2 / 8 VERSION FRANCAISE DISPONIBLE SUR DEMANDE